EXHIBIT 99.1
REPORT OF INDEPENDENT AUDITORS
To the Board of Directors Carefree Communities, Inc.

We have audited the accompanying Combined Statements of Revenues and Certain Operating Expenses of the Carefree Communities 3-14 Properties, a combination of entities combined on the basis of common management, of Carefree Communities Inc. (the “Portfolio”) for the years ended December 31, 2015 and 2014, and the related notes to the combined financial statements.

Management's Responsibility for the Financial Statements
Management is responsible for the preparation and fair presentation of the combined financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of combined financial statements that are free from material misstatement, whether due to fraud or error.

Auditors' Responsibility
Our responsibility is to express an opinion on the combined financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the combined financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the combined financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Portfolio’s preparation and fair presentation of the combined financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Portfolio’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the combined financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Opinion
In our opinion, the combined financial statements referred to above present fairly, in all material respects, the revenues and certain operating expenses described in Note 2 to the combined financial statements for the years ended December 31, 2015 and 2014, in accordance with accounting principles generally accepted in the United States of America.

Emphasis of a Matter
We draw attention to Note 2 of the combined financial statements, which describes the accompanying statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and are not intended to be a complete presentation of the Portfolio’s revenues and expenses. Our opinion is not modified with respect to this matter.

/s/ MOSS ADAMS LLP
Scottsdale, Arizona
March 22, 2016

CAREFREE COMMUNITIES
COMBINED STATEMENTS OF REVENUES AND CERTAIN OPERATING EXPENSES
FOR THE YEARS ENDED DECEMBER 31, 2015 AND 2014
(In thousands)

	Year Ended	Year Ended
	December 31, 2015	December 31, 2014

Revenues
Real property rental income	$131,541	$91,885
Rental home revenue	6,984	6,652
Utility income	10,765	5,228
Home sales income, net	1,849	1,765
Other income, net	4,561	4,753
Total revenues	$155,700	$110,283

Certain Operating Expenses
Property operating and maintenance	$57,536	$43,150
Real estate taxes	11,537	7,634
Interest expense	34,454	27,396
Total certain operating expenses	103,527	78,180

Revenues in excess of certain operating expenses	$52,173	$32,103

See accompanying Notes to the Combined Statements of Revenues and Certain Operating Expenses

CAREFREE COMMUNITIES
NOTES TO THE COMBINED STATEMENTS OF REVENUES AND CERTAIN OPERATING EXPENSES
FOR THE YEARS ENDED DECEMBER 31, 2015 AND 2014

1.	Organization and Description of Business

On March 22, 2016, Sun Communities, Inc. and Sun Communities Operating Limited Partnership (collectively, the "Buyer") entered into an agreement (the "Agreement") with Carefree Communities Intermediate Holdings, L.L.C. to purchase 100% of the outstanding stock of Carefree Communities Inc. (“Carefree”), which owns 103 manufactured home (“MH”) and recreational vehicle (“RV”) communities (the "Portfolio"). Carefree Communities 3-14 Properties is not a legal entity, rather it is a combination of Carefree and National Home Communities, LLC (“NHC”), a limited liability company managed by Carefree in which Carefree owned a 20% interest as of December 31, 2015. The Portfolio leases individual parcels of land (“sites”) to customers for placement of manufactured homes and RVs. As of December 31, 2015 (see Note 6), the Portfolio consists of MH and RV communities comprising over 27,000 sites located across North America, including nearly 16,000 sites located in Florida and 5,000 sites located in California.

The combined statements of revenues and certain operating expenses presented herein represent the combination of all of the MH and RV communities and related operations acquired pursuant to the Agreement, including 100% of NHC.

2.	Basis of Presentation

The accompanying combined statements of revenues and certain operating expenses has been prepared for the purpose of complying with the provisions of Rule 3-14 of Regulation S-X promulgated by the Securities and Exchange Commission. Accordingly, the statements are not representative of the actual operations for the periods presented as revenues and certain operating expenses, which may or may not be directly attributable to the revenues and expenses expected to be incurred in the future operations of the Portfolio, have been excluded. Such items include management fees, depreciation and amortization, amortization of above-market and below-market leases, and other overhead costs not directly related to the future operations of the Portfolio. All intercompany transactions have been eliminated in combination.

3.	Summary of Significant Accounting Policies

Revenue Recognition - Management accounts for leases with residents as operating leases. Rental income attributable to site and rental home leases is recorded when earned from residents. Leases entered into by the residents are typically for one-year terms or less. Cash received prior to the period of recognition of rental income is recorded as deferred rental income.
Home sales income is recognized when the earnings process is complete, and is shown net of cost of sales in the accompanying combined statements of revenues and certain operating expenses.

Revenues including laundry income, convenience store sales, and other revenues are recognized when earned and included in other income, net of related expenses, in the accompanying combined statements of revenues and certain operating expenses. Utility income represents pass-through income which is recognized when services are provided.

Use of Estimates - Management has made a number of estimates and assumptions relating to the reporting and disclosure of revenues and certain operating expenses during the reporting period to present the statements of revenues and certain operating expenses in conformity with accounting principles generally accepted in the United States of America. Actual results could differ from those estimates.

4.	Interest Expense

The interest expense included in the combined statements of revenues and certain operating expenses is based on mortgage notes and term loans expected to be assumed by the Buyer, which were outstanding during the periods presented. The weighted average interest rate on the mortgage notes and term loans as of December 31, 2015 and 2014, was approximately 3.77% and 3.54% per annum, respectively. At December 31, 2015, the mortgage notes and term loans bear interest at rates ranging from LIBOR plus 2.10% (2.53%) to LIBOR plus 7.75% (8.18%) and mature on various dates ranging from 2016 to 2017, with certain options to extend.

5.	Commitments and Contingencies

Operating leases - The Portfolio leases land under non-cancelable operating leases at certain of the communities expiring in various years from 2020 to 2073. The majority of the lease terms require minimum fixed rent plus percentage rent based on revenues.

During the years ended December 31, 2015 and 2014, expense related to these leases was $2.9 million and $2.0 million, respectively, which were all included in property operating and maintenance expenses.
Legal Contingencies - Carefree and NHC are party to various legal actions resulting from their operating activities. Management believes these actions are routine litigation and administrative proceedings arising in the ordinary course of business, some of which are covered by liability insurance, and none of which is expected to have a material adverse effect on the Portfolio's combined results of operations.

6.	Subsequent Events
On January 8, 2016, Carefree acquired the remaining 80% interest in NHC. On February 1, 2016, Carefree acquired an RV community in Florida. The Portfolio has been evaluated for subsequent events through March 22, 2016, the date the combined statements of revenues and certain operating expenses were available to be issued.